Exhibit 99.1

NVIDIA RECEIVES SUBPOENA FROM U.S. DEPARTMENT OF JUSTICE REGARDING INVESTIGATION INTO MARKET FOR GRAPHICS PROCESSORS

SANTA CLARA, CA—DECEMBER 1, 2006—NVIDIA Corporation (Nasdaq: NVDA) has received a subpoena from the San Francisco Office of the Antitrust Division of the U.S. Department of Justice (DOJ) in connection with the DOJ's investigation into potential antitrust violations related to graphics processing units and cards.  No specific allegations have been made against NVIDIA. NVIDIA plans to cooperate with the DOJ in its investigation.

About NVIDIA
NVIDIA Corporation is the worldwide leader in programmable graphics processor technologies. The Company creates innovative, industry-changing products for computing, consumer electronics, and mobile devices. NVIDIA is headquartered in Santa Clara, CA and has offices throughout Asia, Europe, and the Americas. For more information, visit www.nvidia.com.

Certain statements in this press release including, but not limited to, statements as to the allegations made in the DOJ investigation and actions by the Company, are forward-looking statements that are subject to risks and uncertainties that could cause results to be materially different than expectations.  Important factors that could cause actual results to differ materially include actions and determinations by the DOJ or other governmental entities and statements or other information provided by third parties or otherwise discovered.  These forward-looking statements speak only as of the date hereof, and, except as required by law, NVIDIA disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.

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